SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 31, 2003

(Date of Earliest Event Reported)

AUTOZONE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street
Memphis, Tennessee		38103
(Address of Principal Executive Offices)		(Zip Code)

(901) 495-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

General

On February 26, 2002, AutoZone, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-83436) (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of up to 15 million shares of common stock of the Company, which Registration Statement was declared effective on April 30, 2002.

On October 31, 2003, the Selling Stockholders initiated the offering of 5,600,000 shares of the Company’s common stock, pursuant to an underwriting agreement dated October 31, 2003 (the “Underwriting Agreement”), by and among the Company, the selling stockholders named therein (the “Selling Stockholders”) and Citigroup Global Markets Inc. A form of the Underwriting Agreement is filed herewith as an Exhibit and incorporated herein by this reference.

ITEM 7. Financial Statements and Exhibits.

(c) Exhibits.

1.1 Form of Underwriting Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

Date:	November 4, 2003	By:	/s/ Michael Archbold

Name: Michael Archbold Title: Senior Vice President and Chief Financial Officer